Newell Brands Announces First Quarter 2026 Results
Results Ahead of Expectations Across Key Metrics
Raises Full Year Outlook

ATLANTA, GA – May 1, 2026 – Newell Brands (NASDAQ: NWL) today announced its first quarter 2026 financial results.

Chris Peterson, Newell Brands President and Chief Executive Officer, said, "First quarter results came in ahead of plan across all key metrics with all three segments delivering core sales above our expectations. Higher than expected consumer demand for our products, as evidenced by improving point of sale and share trends, was driven by continued investment in innovation, advertising and promotional support. We also experienced better than expected underlying category dynamics despite the continued existence of a challenging macroeconomic backdrop. We continue to believe that our strategy is working and, importantly, we now expect to return to top-line growth in the second quarter."

Mark Erceg, Newell Brands Chief Financial Officer, said, "First quarter operating margin expanded year-over-year as productivity and pricing actions more than offset cost inflation and lower volume while improved operating performance, disciplined cost management and a lower effective tax rate drove normalized earnings per share in excess of our going-in expectations. Based on our first quarter over-delivery and projected sales growth over the balance of the year, we are comfortable raising our full year estimates for net sales, core sales and earnings per share."

First Quarter 2026 Highlights
–Net sales were $1.5 billion, a decline of 1.1% compared with the prior year period. Core sales declined 3.5% compared with the prior year period.
–Gross margin increased to 33.1% compared with 32.1% in the prior year period. Normalized gross margin increased to 33.2% compared with 32.5% in the prior year period.
–Operating margin improved to 2.2% compared with 1.3% in the prior year period. Normalized operating margin increased to 4.8% compared with 4.5% in the prior year period.
–Net loss was $33 million compared with $37 million in the prior year period. Normalized net loss was $21 million compared with $6 million in the prior year period.
–Reported diluted loss per share was $0.08 compared with $0.09 in the prior year period. Normalized diluted loss per share was $0.05 compared with $0.01 in the prior year period.
–Normalized EBITDA was $135 million compared with $136 million in the prior year period.
–Raised full year 2026 outlook for net sales, core sales and normalized EPS.

First Quarter 2026 Operating Results

Net sales were $1.5 billion, a decline of 1.1% compared with the prior year period, reflecting a core sales decline of 3.5% and favorable foreign exchange. Core sales exceeded the Company’s expectations, driven by stronger-than-expected category performance and consumer demand, along with a net pricing benefit from customer programs reflecting better claims experience and improved deduction management.

Gross margin was 33.1% compared with 32.1% in the prior year period, with the positive impact from net pricing and gross productivity more than offsetting headwinds from volume decline, inflation and tariff costs. Normalized gross margin was 33.2% compared with 32.5% in the prior year period.

Operating income was $34 million compared with $21 million in the prior year period. Operating margin was 2.2% compared with 1.3% in the prior year period. Normalized operating income was $74 million, or 4.8% of sales, compared with $71 million, or 4.5% of sales, in the prior year period.

Net interest expense was $84 million compared with $72 million in the prior year period.

Income tax benefit was $28 million compared with $18 million in the prior year period. There was a nominal normalized income tax benefit in the current period, compared with a $2 million provision in the prior year period.

Net loss was $33 million compared with $37 million in the prior year period. Normalized net loss was $21 million compared with $6 million in the prior year period. Normalized EBITDA was $135 million compared with $136 million in the prior year period.

Reported diluted loss per share was $0.08 compared with $0.09 in the prior year period. Normalized diluted loss per share was $0.05 compared with $0.01 in the prior year period.

An explanation of non-GAAP measures disclosed in this release and a reconciliation of these non-GAAP results to comparable GAAP measures, if available, are included in the tables attached to this release.

Balance Sheet and Cash Flow

Year-to-date operating cash outflow was $233 million compared with $213 million in the prior year period primarily reflecting higher inventory levels.

At the end of the first quarter of 2026, Newell Brands had debt outstanding of $5.0 billion and cash and cash equivalents of $201 million, compared with $4.9 billion and $233 million, respectively, at the end of the first quarter of 2025.

First Quarter 2026 Operating Segment Results

The Home & Commercial Solutions segment generated net sales of $780 million compared with $812 million in the prior year period, reflecting a core sales decline of 6.9%, as well as the impact of favorable foreign exchange. Operating loss was $3 million, or negative 0.4% of sales, compared with $2 million, or negative 0.2% of sales, in the prior year period. Normalized operating income was $18 million, or 2.3% of sales, compared with $20 million, or 2.5% of sales, in the prior year period.

The Learning & Development segment generated net sales of $594 million compared with $572 million in the prior year period, reflecting a core sales growth of 2.0%, as well as the impact of favorable foreign exchange. Operating income was $108 million, or 18.2% of sales, compared with $98 million, or 17.1% of sales, in the prior period. Normalized operating income was $112 million, or 18.9% of sales, compared with $103 million, or 18.0% of sales, in the prior year period.

The Outdoor & Recreation segment generated net sales of $175 million compared with $182 million in the prior year period, reflecting a core sales decline of 5.7%, as well as the impact of favorable foreign exchange. Operating loss was $7 million, or negative 4.0% of sales, compared with $5 million, or negative 2.7% of sales, in the prior year period. Normalized operating loss was $2 million, or negative 1.1% of sales, compared with a nominal loss in the prior year period.

Outlook

The Company initiated its outlook for the second quarter and updated its outlook for the full year 2026. The outlook does not include any refund of the $120 million paid for IEEPA tariffs in 2025.

Q2 2026 Outlook
Net Sales	Flat to 2%
Core Sales	Flat to 2%
Normalized Operating Margin	9.6% to 10.2%
Normalized EPS	$0.16 to $0.19

	Updated Full Year 2026 Outlook	Previous Full Year 2026 Outlook
Net Sales	Flat to 2%	(1%) to 1%
Core Sales	(1%) to 1%	(2%) to flat
Normalized Operating Margin	8.6% to 9.2%	unchanged
Normalized EPS	$0.56 to $0.60	$0.54 to $0.60

The Company maintained its outlook for full year 2026 operating cash flow range of $350 million to $400 million.

The Company has presented forward-looking statements regarding core sales, normalized operating margin and normalized EPS. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgement and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable to present a quantitative reconciliation of forward-looking normalized operating margin or normalized EPS to the most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company's future financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company's actual results and preliminary financial data set forth above may be material.

Conference Call

Newell Brands’ first quarter 2026 earnings conference call will be held today, May 1, at 7:30 a.m. ET. A link to the webcast is provided under Events & Presentations in the Investors section of the Company’s website at www.newellbrands.com. A webcast replay will be made available in the Quarterly Earnings section of the Company’s website.

Non-GAAP Financial Measures

This release and the accompanying remarks contain non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the "SEC") and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

The Company uses certain non-GAAP financial measures that are included in this press release, the additional financial information and accompanying remarks both to explain its results to stockholders and the investment community and in the internal evaluation and management of its businesses. The Company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance and liquidity using the same tools that management uses to evaluate the Company’s past performance, reportable segments, prospects for future performance and liquidity, and (b) determine certain elements of management incentive compensation.

The Company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions, divestitures, retail store openings and closings, certain market and category exits, changes in foreign exchange and customer returns due to a product recall from year-over-year comparisons. The effect of changes in foreign exchange on reported sales is calculated by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures), with the difference between the current year reported sales and constant currency sales presented as the foreign exchange impact increase or decrease in core sales. The Company’s management believes that “normalized” gross margin, "normalized" overheads, “normalized” operating income, “normalized” operating margin, "normalized EBITDA", “normalized” net income, “normalized” diluted earnings per share and “normalized” income tax benefit or expense, which exclude restructuring and restructuring-related expenses; impairment charges; amortization of acquisition-related intangible assets; divestiture costs; costs related to the acquisition, integration and financing of acquired businesses; hyperinflationary adjustments and one-time and other events such as expenses related to certain legal proceedings, costs related to the extinguishment of debt; certain tax benefits and charges; pension settlement charges; costs related to a product recall; certain facility fire related costs; write-off of assets not placed into service and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations and liquidity. “Normalized EBITDA” is an ongoing liquidity measure (that excludes non-cash items) and is calculated as normalized earnings before interest, tax, depreciation, amortization and stock-based compensation expense.

The Company uses a "with" and "without" approach to calculate normalized income tax expense or benefit. At an interim period, the Company determines the year to date tax effect of the pretax items excluded from normalized results by allocating the difference between the calculated GAAP and calculated normalized tax expense or benefit.

The Company defines "net debt" as short-term debt, current portion of long-term debt and long-term debt less cash and cash equivalents.

While the Company believes these non-GAAP financial measures are useful in evaluating the Company’s performance and liquidity, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Rubbermaid, Sharpie, Graco, Coleman, Rubbermaid Commercial Products, Yankee Candle, Paper Mate, FoodSaver, Dymo, EXPO, Elmer’s, Oster, NUK, Spontex and Campingaz. Newell Brands is focused on delighting consumers by lighting up everyday moments.

This press release and additional information about Newell Brands are available on the Company’s website, www.newellbrands.com.

Investor Contact:	Media Contact:
Joanne Freiberger	Danielle Clark
SVP, Investor Relations & Chief Communications Officer	Director, External Communications
+1 (727) 947-0891	+1 (404) 783-0419
joanne.freiberger@newellco.com	danielle.clark@newellco.com

Forward-Looking Statements

Some of the statements in this press release and its exhibits, particularly those anticipating future financial performance, business prospects, growth, operating strategies, future macroeconomic conditions and similar matters, are forward-looking statements within the meaning of the federal securities laws. These statements generally can be identified by the use of words or phrases, including, but not limited to, "guidance," "outlook," “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” "beginning to,” “will,” “should,” “would,” "could," “resume,” “remain confident,” "remain optimistic," "seek to," or similar statements. We caution that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:
•the Company’s ability to optimize costs and cash flow and mitigate the impact of soft global demand and retailers' inventory rebalancing through discretionary and overhead spend management, advertising and promotion expense optimization, demand forecast and supply plan adjustments and actions to improve working capital;
•the Company’s dependence on the strength of retail and consumer demand and commercial and industrial sectors of the economy in various countries around the world;
•the Company’s ability to improve productivity, reduce complexity and streamline operations;
•risks related to the Company’s substantial indebtedness and current leverage profile, ability to refinance upcoming revolver and bond maturities on favorable terms, and potential increases in interest rates or changes in the Company’s credit ratings including the failure to maintain financial covenants which if breached could subject us to cross-default and acceleration provisions in our debt documents;
•the impact on the Company’s operations and financial condition resulting from current global macroeconomic environment, including the impact of tariffs imposed by the U.S. and retaliatory tariffs imposed by foreign countries, and the Company’s ability to effectively execute its mitigation plans;
•competition with other manufacturers and distributors of consumer products;
•major retailers’ strong bargaining power and consolidation of the Company’s customers;
•supply chain and operational disruptions in the markets in which we operate, including as a result of geopolitical and macroeconomic conditions and any global military conflicts including those between Russia and Ukraine and in the Middle East;
•changes in the prices and availability of labor, transportation, raw materials and sourced products, including significant inflation, and the Company’s ability to offset cost increases through pricing and productivity in a timely manner;
•the Company’s ability to effectively execute its turnaround plan, including the Productivity Plan announced in December 2025 and other restructuring and cost saving initiatives;
•the Company’s ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;
•the risks inherent to the Company’s foreign operations, including currency fluctuations, exchange controls and pricing restrictions;
•future events that could adversely affect the value of the Company’s assets and/or stock price and require additional impairment charges;
•unexpected costs or expenses associated with dispositions;
•the cost and outcomes of governmental investigations, inspections, lawsuits, legislative requests or other actions by third parties, the potential outcomes of which could exceed policy limits, to the extent insured;
•the Company’s ability to maintain effective internal control over financial reporting;

•risk associated with the use of artificial intelligence in the Company’s operations and the Company’s ability to properly manage such use;
•a failure or breach of one of the Company’s key information technology systems, networks, processes or related controls or those of the Company’s service providers;
•the impact of United States and foreign regulations on the Company’s operations, including environmental remediation costs and legislation and regulatory actions related to product safety, data privacy and climate change;
•the potential inability to attract, retain and motivate key employees;
•changes in tax laws and the resolution of tax contingencies resulting in additional tax liabilities;
•product liability, product recalls or related regulatory actions;
•the Company’s ability to protect its intellectual property rights;
•the impact of climate change and the increased focus of governmental and non-governmental organizations and customers on sustainability issues, as well as external expectations related to environmental, social and governance considerations;
•significant increases in the funding obligations related to the Company’s pension plans; and
•other factors listed from time to time in our SEC filings, including but not limited to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings.

The consolidated condensed financial statements are prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). Management’s application of U.S. GAAP requires the pervasive use of estimates and assumptions in preparing the condensed consolidated financial statements. The company continues to be impacted by inflationary pressures, soft global demand, major retailers' focus on tight control over inventory levels, elevated interest rates and indirect macroeconomic impacts from geopolitical conflicts, which has required greater use of estimates and assumptions in the preparation of our condensed consolidated financial statements. Although we believe we have made our best estimates based upon current information, actual results could differ materially and may require future changes to such estimates and assumptions, including reserves, which may result in future expense or impairment charges.

The information contained in this press release and the tables is as of the date indicated. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments. In addition, there can be no assurance that the Company has correctly identified and assessed all of the factors affecting the Company or that the publicly available and other information the Company receives with respect to these factors is complete or correct.

NEWELL BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in millions, except per share amounts)

	Three Months Ended March 31,
	2026	2025	Change
Net sales	$1,549	$1,566	(1.1)%
Cost of products sold	1,036	1,063
Gross profit	513	503	2.0%
Selling, general and administrative expenses	472	471	0.2%
Restructuring costs, net	7	11
Operating income	34	21	61.9%
Non-operating expenses:
Interest expense, net	84	72
Other expense, net	11	4
Loss before income taxes	(61)	(55)	(10.9)%
Income tax benefit	(28)	(18)
Net loss	$(33)	$(37)	10.8%

Weighted average common shares outstanding:
Basic	421.6	416.8
Diluted	421.6	416.8
Loss per share:
Basic	$(0.08)	$(0.09)
Diluted	$(0.08)	$(0.09)

Dividends per share	$0.07	$0.07

NEWELL BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Amounts in millions)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$201	$203
Accounts receivable, net	893	987
Inventories	1,493	1,281
Prepaid expenses and other current assets	326	237
Total current assets	2,913	2,708
Property, plant and equipment, net	1,194	1,209
Operating lease assets	467	453
Goodwill	3,092	3,101
Other intangible assets, net	1,607	1,634
Deferred income taxes	814	825
Other assets	772	785
Total assets	$10,859	$10,715

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,045	$931
Other accrued liabilities	1,325	1,464
Short-term debt and current portion of long-term debt	425	130
Total current liabilities	2,795	2,525
Long-term debt	4,540	4,543
Deferred income taxes	5	50
Operating lease liabilities	443	433
Other noncurrent liabilities	734	773
Total liabilities	8,517	8,324

Total stockholders' equity	2,342	2,391
Total liabilities and stockholders' equity	$10,859	$10,715

NEWELL BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Amounts in millions)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(33)	$(37)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	79	75
Deferred income taxes	(44)	46
Stock based compensation expense	17	16
Other, net	(5)	(5)
Changes in operating accounts:
Accounts receivable	93	3
Inventories	(213)	(168)
Accounts payable	122	147
Accrued liabilities and other, net	(249)	(290)
Net cash used in operating activities	(233)	(213)
Cash flows from investing activities:
Capital expenditures	(37)	(59)
Proceeds from settlement of swaps	9	9
Other investing activities, net	(1)	23
Net cash used in investing activities	(29)	(27)
Cash flows from financing activities:
Proceeds from short-term debt, net	295	310
Cash dividends	(36)	(31)
Other financing activities, net	27	(9)
Net cash provided by financing activities	286	270
Exchange rate effect on cash, cash equivalents and restricted cash	(1)	3
Increase in cash, cash equivalents and restricted cash	23	33
Cash, cash equivalents and restricted cash at beginning of period	220	219
Cash, cash equivalents and restricted cash at end of period	$243	$252

Supplemental disclosures:
Restricted cash at beginning of period	$17	$21
Restricted cash at end of period	42	19

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

The following tables present a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures in accordance with GAAP for the three months ended March 31, 2026 and a comparison to prior year. The Company has chosen to present the following non-GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating the Company’s performance and operating results absent the effect of certain items that are deemed to be stand-alone items apart from the Company’s core operations (“Normalized Adjustments”). While these costs or gains are not expected to continue for any individual transaction on an ongoing basis, similar types of costs, expenses and charges or gains have occurred in prior periods.

Normalized Adjustments in 2026 and 2025 include the following:

Restructuring and restructuring-related costs
The company incurs restructuring and restructuring-related costs in connection with various discrete initiatives, including our Global Productivity Plan announced in December 2025, previously disclosed initiatives such as our Realignment Plan in 2024 as well as other discrete actions. Restructuring charges primarily relate to severance and other employee termination costs as well as contract termination and other costs. Restructuring-related costs are costs that are directly attributable to a restructuring action or exit activity and would not have been incurred absent the action. Restructuring-related costs primarily relate to duplicative costs pending facility closure, asset valuation adjustments and disposal gains or losses and consulting costs. Restructuring-related costs primarily related to manufacturing and distribution personnel, facilities and assets are generally recorded in cost of products sold, while restructuring-related costs primarily related to office facilities and assets and professional or clerical personnel are generally recorded in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. Restructuring charges primarily related to the Global Productivity Plan and Realignment Plan for the three months ended March 31, 2026 and 2025, respectively.

Amortization expense and impairments of acquired intangible assets	Represents the amortization expense and impairment charges associated with acquired intangible assets.
Argentina hyperinflationary currency movements	Represents the favorable or unfavorable movement in Argentine pesos related to our subsidiary operating in Argentina, which is considered a hyperinflationary economy.
(Gain) loss on divestitures and transaction costs	Represents the gain or loss on disposal of business or investment, which represents the difference between the fair value (less costs to sell) and carrying value of the business or investment being disposed, as well as transaction costs associated with acquisitions and divestitures.
Other adjustments	Primarily includes loss on extinguishment and modification of debt, recall costs for certain French Door Countertop Ovens, fire-related costs, net of insurance recoveries, gain or loss on pension settlement and expenses related to that legal proceeding in U.S. Tax Court which is disclosed in Footnote 10 (Income Taxes) to our condensed consolidated financial statements contained in our most recent quarterly report on Form 10-Q.
Normalized income tax adjustments
The Company uses a “with” and “without” approach to calculate normalized income tax expense or benefit. At an interim period, the Company determines the year-to-date tax effect of the pretax items excluded from normalized results by allocating the difference between the calculated GAAP and calculated normalized tax expense or benefit. In addition, normalized income tax adjustments includes the income tax expense ($5 million and $2 million for the three months ended March 31, 2026 and 2025, respectively) that results from the amortization of a prior year normalized tax benefit.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Gross profit, as reported under GAAP	$513	$503
As a % of net sales	33.1%	32.1%

Normalized Adjustments:
Restructuring-related costs:
Asset valuation adjustments and disposal gains or losses	—	1
Duplicative costs pending facility closure or exit of business activity	—	2
Argentina hyperinflationary charge	1	2
Other, net	1	—
Normalized gross profit	$515	$508
As a % of net sales	33.2%	32.5%

Operating income, as reported under GAAP	$34	$21
As a % of net sales	2.2%	1.3%

Normalized Adjustments:
Restructuring:
Severance and other employee termination costs	6	11
Contract termination and other costs	1	—
Restructuring-related costs:
Asset valuation adjustments and disposal gains or losses	—	9
Duplicative costs pending facility closure or exit of business activity	1	5
Amortization of acquired intangible assets	24	23
Argentina hyperinflationary charge	1	2
Other, net	7	—
Total normalized adjustments to operating income, as reported under GAAP	40	50
Normalized operating income	$74	$71
As a % of net sales	4.8%	4.5%

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Loss before income taxes, as reported under GAAP	$(61)	$(55)

Normalized Adjustments:
Restructuring:
Severance and other employee termination costs	6	11
Contract termination and other costs	1	—
Restructuring-related costs:
Asset valuation adjustments and disposal gains or losses	—	9
Duplicative costs pending facility closure or exit of business activity	1	5
Amortization of acquired intangible assets	24	23
Argentina hyperinflationary charge	—	3
Other, net	8	—
Normalized loss before income taxes	$(21)	$(4)

Income tax benefit, as reported under GAAP	$(28)	$(18)
Effective income tax rates, as reported under GAAP	(45.9)%	(32.7)%
Normalized income tax adjustments	28	20
Normalized income tax provision (benefit)	$—	$2
Effective income tax rates, as adjusted	—%	50.0%

Net loss, as reported under GAAP	$(33)	$(37)

Normalized Adjustments:
Restructuring:
Severance and other employee termination costs	6	11
Contract termination and other costs	1	—
Restructuring-related costs:
Asset valuation adjustments and disposal gains or losses	—	9
Duplicative costs pending facility closure or exit of business activity	1	5
Amortization of acquired intangible assets	24	23
Argentina hyperinflationary charge	—	3
Other, net	8	—
Normalized income tax adjustments	(28)	(20)
Total normalized adjustments, net of tax	12	31
Normalized net loss	$(21)	$(6)

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share amounts)

	Three Months Ended March 31,
	2026	2025

Weighted average common shares outstanding:
Basic	421.6	416.8
Diluted	421.6	416.8

Diluted loss per share, as reported under GAAP	$(0.08)	$(0.09)

Normalized Adjustments:
Restructuring:
Severance and other employee termination costs	0.01	0.03
Contract termination and other costs	—	—
Restructuring-related costs:
Asset valuation adjustments and disposal gains or losses	—	0.02
Duplicative costs pending facility closure or exit of business activity	—	0.01
Amortization of acquired intangible assets	0.06	0.06
Argentina hyperinflationary charge	—	0.01
Other, net	0.02	—
Normalized income tax adjustments	(0.07)	(0.05)
Normalized diluted loss per share *	$(0.05)	$(0.01)
*Totals may not add due to rounding

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
(Amounts in millions)

SEGMENT REPORTING

	Three Months Ended March 31, 2026						Three Months Ended March 31, 2025						Change
	Net Sales	Reported Operating Income (Loss)	Reported Operating Margin	Normalized Items *	Normalized Operating Income (Loss) [1]	Normalized Operating Margin	Net Sales	Reported Operating Income (Loss)	Reported Operating Margin	Normalized Items *	Normalized Operating Income (Loss) [1]	Normalized Operating Margin	Net Sales		Normalized Operating Income (Loss)

													$	%	$	%
Home and Commercial Solutions	$780	$(3)	(0.4)%	$21	$18	2.3%	$812	$(2)	(0.2)%	$22	$20	2.5%	$(32)	(3.9)%	$(2)	(10.0)%
Learning and Development	594	108	18.2%	4	112	18.9%	572	98	17.1%	5	103	18.0%	22	3.8%	9	8.7%
Outdoor and Recreation	175	(7)	(4.0)%	5	(2)	(1.1)%	182	(5)	(2.7)%	5	—	—%	(7)	(3.8)%	(2)	—%
Corporate	—	(64)	—%	10	(54)	—%	—	(70)	—%	18	(52)	—%	—	—%	(2)	(3.8)%
	$1,549	$34	2.2%	$40	$74	4.8%	$1,566	$21	1.3%	$50	$71	4.5%	$(17)	(1.1)%	$3	4.2%

[1]Refer to Total normalized adjustments to operating income, as reported under GAAP in the "Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items" for the three months ended March 31, 2026 and 2025 in this release for further information.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CORE SALES GROWTH BY SEGMENT

	Three Months Ended March 31, 2026
	Net Sales Growth (Reported)	Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales Growth [1] [4]
Home and Commercial Solutions	(3.9)%	0.2%	(3.2)%	(6.9)%
Learning and Development	3.8%	0.1%	(1.9)%	2.0%
Outdoor and Recreation	(3.8)%	0.9%	(2.8)%	(5.7)%
Total Company	(1.1)%	0.3%	(2.7)%	(3.5)%

CORE SALES GROWTH BY GEOGRAPHY

	Three Months Ended March 31, 2026
	Net Sales Growth (Reported)	Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales Growth [1] [4]

North America	(2.4)%	0.4%	(0.3)%	(2.3)%
International	1.5%	—%	(7.2)%	(5.7)%
Total Company	(1.1)%	0.3%	(2.7)%	(3.5)%

[1]“Core Sales” provides a consistent basis for year-over-year comparisons in sales as it excludes the impacts of acquisitions and divestitures, retail store openings and closings, certain market and category exits, as well as changes in foreign currency.
[2]"Divestitures and other, net" includes certain product line exits and current and prior period net sales from retail store closures (consistent with standard retail practice).
[3]“Currency Impact” represents the effect of foreign currency on 2026 reported sales and is calculated by applying the 2025 average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures) and comparing to 2025 reported sales.
[4]Totals may not add due to rounding.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
(Amounts in millions)

NORMALIZED EBITDA RECONCILIATION

	Three Months Ended March 31,		Change
	2026	2025	$	%

Net loss, as reported under GAAP [1]	$(33)	$(37)	$4	10.8%
Total normalized adjustments, net of tax [2]	12	31
Normalized net loss [2]	(21)	(6)

Normalized income tax [3]	—	2
Interest expense, net [1]	84	72
Normalized depreciation and amortization [2] [4] [5]	55	52
Stock-based compensation [4]	17	16
Normalized EBITDA [6]	$135	$136	$(1)	(0.7)%

[1]Refer to “Condensed Consolidated Statements of Operations (Unaudited)” for the three months ended March 31, 2026 and 2025 in this release.
[2]Refer to Total normalized adjustments, net of tax in the "Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items" for the three months ended March 31, 2026 and 2025 in this release.
[3]Refer to Normalized income tax provision (benefit) in the "Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items" for the three months ended March 31, 2026 and 2025 in this release.
[4]Refer to "Condensed Consolidated Statement of Cash Flows (Unaudited)" for the three months ended March 31, 2026 and 2025 in this release.
[5]Normalized depreciation and amortization exclude the amortization of acquired intangibles. For the three months ended March 31, 2026 and 2025 excludes $24 million and $23 million, respectively.
[6]The Company defines Normalized EBITDA as earnings before interest, taxes, depreciation and amortization, adjusted for certain items and non-cash stock-based compensation expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
(Amounts in millions)

NET DEBT AND TRAILING TWELVE MONTHS NORMALIZED EBITDA RECONCILIATION

	Trailing-twelve months ended March 31, 2026	Twelve months ended December 31, 2025	Trailing-twelve months ended March 31, 2025
Net debt reconciliation:
Short-term debt and current portion of long-term debt	$425	$130	$397
Long-term debt	4,540	4,543	4,523
Gross debt	4,965	4,673	4,920
Less: Cash and cash equivalents	201	203	233
Net debt [1]	$4,764	$4,470	$4,687

Net loss, as reported under GAAP	$(281)	$(285)	$(244)

Normalized adjustments:
Restructuring:
Severance and other employee termination costs	55	60	27
Contract termination and other costs	3	2	3
Restructuring-related costs:
Asset valuation adjustments and disposal gains or losses	8	17	31
Duplicative costs pending facility closure or exit of business activity	8	12	13
Consulting costs	(1)	(1)	7
Amortization of acquired intangible assets	93	92	97
Impairment of acquired intangible assets	340	340	345
(Gain) loss on divestitures and transaction costs	(5)	(6)	7
Argentina hyperinflationary charge	13	16	13
Other, net	50	43	9
Normalized income tax adjustments	(58)	(50)	(28)
Total normalized adjustments, net of tax	506	525	524
Normalized net income	225	240	280

Normalized income tax	32	34	17
Interest expense, net	333	321	297
Normalized depreciation and amortization [2]	222	219	216
Stock based compensation expense	69	68	74
Normalized EBITDA	$881	$882	$884

[1]The Company defines net debt as gross debt less the total of cash and cash equivalents. The Company believes net debt is meaningful to investors as it considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.
[2]Normalized depreciation and amortization excludes from GAAP depreciation and amortization acquisition amortization expense of $93 million and $97 million associated with amortization of intangible assets recognized in purchase accounting for the trailing-twelve months ended March 31, 2026 and 2025, respectively and $92 million for the twelve months ended December 31, 2025.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
(Amounts in millions)

NORMALIZED OVERHEADS

	Three Months Ended March 31,
	2026	2025

Selling, general and administrative expenses, as reported under GAAP	$472	$471

Normalized Adjustments:
Amortization of acquired intangible assets	24	23
Restructuring-related costs	1	11
Transactions costs and other	6	—
Normalized selling, general and administrative expenses	441	437

Advertising and promotion costs	82	77

Normalized overheads [1]	$359	$360

As a % of net sales	23.2%	23.0%

[1]Normalized overheads is calculated as selling, general and administrative expenses as reported under GAAP adjusted for certain items that are deemed stand-alone items apart from the Company's core operations ("Normalized Adjustments") and excluding advertising and promotion costs. Refer to Total normalized adjustments to operating income (loss), as reported under GAAP in the "Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items" for the three months ended March 31, 2026 and 2025 in this release for further information.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CORE SALES OUTLOOK

	Three Months Ending June 30, 2026			Twelve Months Ending December 31, 2026
Estimated net sales change (GAAP)	Flat	to	2%	Flat	to	2%
Estimated currency impact [1] and divestitures and other, net [2]	Flat			~ (1)%
Core sales change (Non-GAAP) [3]	Flat	to	2%	(1)%	to	1%

[1]“Currency Impact” represents the effect of foreign currency on 2026 estimated sales and is calculated by applying the 2025 average monthly exchange rates to the current year local currency sales amounts (excluding divestitures) and comparing to 2025 sales.
[2]"Divestitures and other, net" includes certain product line exits, returns related to the French Door Countertop Ovens recall (within the Home and Commercial Solutions segment) and current and prior period net sales from retail store closures (consistent with standard retail practice).
[3]Totals may not add due to rounding.